QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Letter of Transmittal

McDONALD'S CORPORATION

Offer to Exchange Up to
16,539,967 Shares of Class B Common Stock of
CHIPOTLE MEXICAN GRILL, INC.
which are owned by McDonald's Corporation for
Outstanding Shares of Common Stock of
McDONALD'S CORPORATION

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 5, 2006 UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

        The undersigned acknowledges receipt of the Prospectus—Offer to Exchange dated September 8, 2006 of McDonald's Corporation ("McDonald's"), a Delaware corporation, and this Letter of Transmittal, which together constitute McDonald's offer to exchange up to 16,539,967 shares of class B common stock of Chipotle Mexican Grill, Inc. ("Chipotle"), a Delaware corporation, for outstanding shares of McDonald's common stock that are validly tendered and not properly withdrawn in the exchange offer.

Exchange Agent:
COMPUTERSHARE TRUST COMPANY, N.A.

By Mail:	By Overnight Courier:
Attention: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208 Re: McDonald's Exchange Offer	Attention: Corporate Actions 161 Bay State Drive Braintree, MA 02184 Re: McDonald's Exchange Offer

        For instructions relating to this letter, see Instructions starting on page 7.

        The undersigned has identified in the table below the shares that it is tendering in the exchange offer:

Name(s) and Address(es) of Registered Holder(s)*:	Shares of McDonald's Common Stock Tendered (attach additional list if necessary):

	Certificated Shares**		Direct Registration Shares	MCDirect Shares

	Share Certificate Number(s)	Number of Shares Tendered	Number of Shares Tendered	Number of Shares Tendered

TOTAL NUMBER OF SHARES OF COMMON STOCK TENDERED

*	If blank, please fill in exactly as name or names appear on shares certificate(s), the relevant Direct Registration Share account or MCDirect share account, as the case may be. If you have additional share certificates, see Instruction 5.
**	Unless otherwise indicated, we will assume that all shares represented by certificates described above are being tendered hereby.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE TO THE EXCHANGE AGENT WILL NOT CONSTITUTE A VALID DELIVERY. You must sign this Letter of Transmittal where indicated below. If you are a U.S. Holder (as defined in this letter under "Important U.S. Federal Tax Information"), you must provide to the Exchange Agent the information required by Form W-9 or, if you are a non-U.S. Holder (as defined therein), you must provide to the Exchange Agent the information required by Form W-8BEN or other Form W-8, as applicable.

IF YOU ARE A REGISTERED HOLDER OF McDONALD'S COMMON STOCK WHO HOLDS SHARES IN CERTIFICATED FORM OR UNCERTIFICATED FORM REGISTERED DIRECTLY IN YOUR NAME IN McDONALD'S SHARE REGISTER OR A HOLDER OF McDONALD'S COMMON STOCK WHO HOLDS SHARES IN UNCERTIFICATED FORM THROUGH A McDONALD'S CORPORATION DIRECT STOCK PURCHASE PLAN ACCOUNT, YOU MUST COMPLETE AND RETURN THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT AT THE ADDRESS SET FORTH ON THE FRONT PAGE HEREOF IN ORDER TO TENDER YOUR McDONALD'S SHARES IN THE EXCHANGE OFFER.

In connection with the shares that you are tendering, please provide the additional information specified below:

CERTIFICATED SHARES:    If you are tendering shares held in certificated form, you must forward the stock certificates representing those shares with this Letter of Transmittal.

  ☐
  Check this box if certificates representing shares of McDonald's common stock are enclosed with this Letter of Transmittal.

  ☐
  Check this box if your share certificates are enclosed with this Letter of Transmittal and being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Exchange Agent (described in more detail below).

DIRECT REGISTRATION SHARES AND MCDIRECT SHARES:    If you are tendering shares in uncertificated form registered directly in your name in McDonald's share register ("Direct Registration Shares") or shares in uncertificated form held in a MCDirect Shares (McDonald's Corporation Direct Stock Purchase Plan) account ("MCDirect Shares"), you acknowledge that by means of this Letter of Transmittal you are instructing the transfer agent to transfer those shares directly to the Exchange Agent in connection with the exchange offer.

  ☐
  Check this box if you wish to tender Direct Registration Shares or MCDirect Shares, as identified on the first page.

ODD-LOT SHARES:    If you own less than 100 shares of McDonald's common stock in the aggregate and you tender all of those shares, you will not be subject to the proration provisions described in the Prospectus—Offer to Exchange if the exchange offer is oversubscribed, provided you check the box below.

  ☐
  Check this box if you beneficially own less than 100 shares of McDonald's common stock in the aggregate and you wish to tender all of your shares.

NOTICE OF GUARANTEED DELIVERY:    You should complete this section if (i) share certificates you wish to tender are not immediately available; (ii) you cannot deliver your shares or any other required document(s) to the Exchange Agent on or before the expiration date of the exchange offer; or (iii) you cannot comply with the procedures for book-entry transfer on a timely basis.

  ☐
  Check this box if tendered shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Exchange Agent. Please enclose a photocopy of that completed Notice of Guaranteed Delivery.

IF YOU HOLD THE McDONALD'S SHARES YOU WANT TO TENDER IN AN ACCOUNT WITH A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR SIMILAR INSTITUTION, DO NOT COMPLETE OR RETURN THIS LETTER OF TRANSMITTAL. In that case, this Letter of Transmittal is being supplied for your information only, and the institution holding your shares will supply you with separate instructions regarding the tender of your shares. You should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to validly tender your shares before 12:00 midnight, New York City time, on the expiration date. As a beneficial owner and not a registered shareholder, you will not be able to tender your shares by providing this letter of transmittal directly to the Exchange Agent.

BOOK-ENTRY TRANSFER OF SHARES THROUGH DTC: If you are a financial institution that participates in DTC and are delivering tendered shares of McDonald's common stock to an account maintained by the Exchange Agent with The Depository Trust Company ("DTC") via book-entry transfer you must submit confirmation of such book-entry transfer (a "DTC Confirmation") and an agent's message (defined below) to the Exchange Agent. See Instruction 2.

PARTICIPATION IN THE EXCHANGE OFFER

Ladies and Gentlemen:

        Reference is made to the Prospectus—Offer to Exchange, dated September 8, 2006, and this Letter of Transmittal, which together constitute McDonald's offer to exchange up to 16,539,967 shares of Chipotle class B common stock for outstanding shares of McDonald's common stock validly tendered and not properly withdrawn, upon the terms and subject to the conditions set forth herein and in the Prospectus—Offer to Exchange (such transaction, the "exchange offer"). The exchange offer and related withdrawal rights will expire at 12:00 midnight, New York City time, on October 5, 2006, unless extended or terminated in accordance with applicable law and the terms of the exchange offer. If the exchange offer is extended, the term "expiration date" means the latest time and date at which the exchange offer, as extended, will expire.

        Upon the terms and subject to the conditions of the exchange offer, I hereby tender to you the shares of McDonald's common stock specified in the table on the first page of this Letter of Transmittal. Subject to, and effective upon, McDonald's acceptance of such tendered shares for exchange, I hereby sell, assign and transfer to you, or upon your order, all right, title and interest in and to such shares. In addition, I hereby irrevocably constitute and appoint Computershare Trust Company, N.A. (the "Exchange Agent") as my true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent is also an agent of McDonald's) with respect to such tendered shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest):

  (i)
  (a) to deliver and present to you, or upon your order, as applicable (1) share certificates representing such tendered shares; (2) Direct Registration Shares constituting such tendered shares registered in my name; and (3) MCDirect Shares constituting such tendered shares held in my MCDirect Shares account; and (b) if my shares are held through DTC, to tender to you shares on the account books maintained by DTC, together in each case specified in clauses (a) and (b) above with all accompanying evidences of transfer and authenticity (such as a power of attorney, letter of testamentary or letter of appointment), following receipt by the Exchange Agent, as my agent, of those shares of Chipotle class B common stock to which I will be entitled once you accept such tendered shares of McDonald's common stock for exchange; and

  (ii)
  to receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, all in accordance with the terms of the exchange offer.

        In connection with the exchange offer and my tender of shares of McDonald's common stock, I hereby represent and warrant to you that:

  (i)
  I have full power and authority to tender, sell, assign and transfer the shares that I have tendered;

  (ii)
  when you accept such shares for exchange pursuant to the exchange offer, you will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, changes and encumbrances;

  (iii)
  none of such shares will be subject to an adverse claim at the time you accept such shares for exchange;

  (iv)
  I own the shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and
  (v)
  FOR NON-U.S. PERSONS: I acknowledge that McDonald's has advised me that it has not taken any action under the laws of any country outside the United States to facilitate a public offer to exchange the Chipotle class B common stock in that country; that restrictions applicable in Australia, Canada, the European Economic Area, Japan and the United Kingdom are set out under the heading "The Exchange Offer—Legal and Other Limitations; Certain Matters Relating to Non-U.S. Jurisdictions" on pages 65-68 of the Prospectus—Offer to Exchange, and that there may be restrictions that apply in other countries, including with respect to transactions in Chipotle class B common stock in my home country; that, if I am located outside the United States, my ability to tender McDonald's common stock in the exchange offer will depend on whether there is an exemption available under the laws of my home country that would permit me to participate in the exchange offer without the need for McDonald's to take any action to facilitate a public offering in that country or otherwise; that my participation in the exchange offer is made pursuant to and in compliance with the applicable laws in the jurisdiction in which I am resident or from which I am tendering my shares and in a manner that will not require McDonald's to take any action to facilitate a public offering in that country or otherwise; and that McDonald's will rely on my representations concerning the legality of my participation in the exchange offer in determining to accept any shares that I am tendering for exchange.

        I will, upon request, execute and deliver any further documents that either the Exchange Agent or you deem to be necessary or desirable to complete the sale, assignment and transfer of the shares I have tendered. All authority I have conferred or agreed to confer in this Letter of Transmittal and all of my obligations hereunder shall be binding upon my successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives, and shall survive and not be affected by my death or incapacity.

        I understand and agree that, among other matters described in the Prospectus—Offer to Exchange:

With respect to withdrawal, acceptance, exchange and delivery:

  (i)
  I can withdraw my tender only in accordance with the procedures described in the Prospectus—Offer to Exchange under "The Exchange Offer—Withdrawal Rights" and in the Instructions hereto;

  (ii)
  once you accept any of the shares that I have tendered, I will be (a) deemed to have accepted the shares of Chipotle class B common stock exchanged for such shares and relinquished all rights with respect to the tendered and accepted shares of McDonald's common stock; and (b) entitled to receive such shares of Chipotle class B common stock in book-entry form in a direct registered account in my name;

  (iii)
  a maximum of 16,539,967 shares of Chipotle class B common stock will be exchanged for McDonald's common stock;

  (iv)
  subject to the possible automatic extension of the exchange offer described in (vii) below, the number of shares I may receive in the exchange offer is based on values determined by reference to the average of the daily volume-weighted average price of McDonald's common stock and Chipotle class A common stock on the New York Stock Exchange on the last two trading days of the exchange offer, as described in the Prospectus—Offer to Exchange under "The Exchange Offer—Terms of the Exchange Offer;"

  (v)
  because there is no trading market for Chipotle class B common stock, the daily volume-weighted average price of the Chipotle class A common stock will be used to determine the amount of shares of Chipotle class B common stock I receive in the exchange offer and neither McDonald's nor Chipotle can predict whether there will be any disparity in the trading prices for the two classes of stock once the Chipotle class B common stock is listed on the New York Stock Exchange;

  (vi)
  the number of shares I may receive is subject to a limit on the number of shares of Chipotle class B common stock for each share of McDonald's common stock accepted in the exchange offer as set forth in the Prospectus—Offer to Exchange;

  (vii)
  if the limit on the number of shares that can be received for each share of McDonald's common stock tendered is in effect at the expiration of the originally contemplated exchange offer period, then the exchange ratio will be fixed at the limit and the exchange offer will be automatically extended as described in the Prospectus—Offer to Exchange under "The Exchange Offer—Automatic Extension;"

  (viii)
  if the exchange offer is oversubscribed (i.e., if the number of shares of McDonald's common stock tendered would result in more than the maximum number of shares of Chipotle class B common stock being exchanged), then the shares of McDonald's common stock tendered will be subject to proration as described in the Prospectus—Offer to Exchange under "The Exchange Offer—Proration; Odd-Lots;"

  (ix)
  the Exchange Agent will (a) cause to be credited in book-entry form to a direct registered account in my name the shares of Chipotle class B common stock to which I am entitled in the name(s) of the registered holder(s) shown on this Letter of Transmittal (or, in the case of shares delivered through DTC, to the account of DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective account holders); and (b) mail the confirmation of shares of Chipotle class B common stock to which I am entitled to the address(es) of the registered holder(s) shown on the Letter of Transmittal;

  (x)
  no fractional shares of Chipotle class B common stock will be distributed in the exchange offer, that the Exchange Agent will aggregate all fractional shares that would otherwise have been required to be distributed and cause them to be sold in the open market and that any proceeds the Exchange Agent realizes from that sale will be distributed, less any brokerage commissions or other fees, to me in accordance with my fractional interest in the aggregate number of shares sold;

With respect to termination of the exchange offer and the return of any McDonald's shares not accepted for exchange:

  (xi)
  under certain circumstances and subject to certain conditions to the exchange offer that are contained in the Prospectus—Offer to Exchange, which McDonald's has the right to waive in certain circumstances, you may not be required to accept for exchange any of the shares that I have tendered (including any shares that I tendered after the expiration date);

  (xii)
  if for any reason you do not accept for exchange any tendered shares in accordance with the terms and conditions of the exchange offer, or if I am entitled to the return of a number of shares because I have tendered in part, but not in full, shares in certificated form, then as soon as practicable after the expiration or termination of the exchange offer, the Exchange Agent will cause those shares to be credited in book-entry form in a Direct Registration Share account in my name maintained by McDonald's transfer agent (or, in the case of shares tendered through DTC, to the account of DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective account holders), as described in the Prospectus—Offer to Exchange under "The Exchange Offer—Exchange of Shares of McDonald's Common Stock"; provided, that no share certificates are expected to be delivered to me, including in respect of any shares delivered to the Exchange Agent that were previously in certificated form;

With respect to delivery of shares to persons other than me:

  (xiii)
  if I properly complete the appropriate instructions under "Special Issuance and Delivery Instructions" and provide all necessary and proper documentary evidence, such as a power of attorney, you will distribute the shares of Chipotle class B common stock to which I am entitled and, if applicable, any shares of McDonald's common stock either not tendered by me or that are not accepted for exchange to the person(s) so indicated and register such shares in the name(s) of, and mail such confirmation (and accompanying documents, as appropriate) to, such person(s); provided that you have no obligation pursuant to such instructions to transfer any shares from the name of the registered holder(s) thereof if you do not accept any such shares for exchange;

  (xiv)
  if I complete the appropriate instructions under "Special Issuance and Delivery Instructions" and such section is properly completed you will mail any checks (and accompanying documents, as appropriate) in lieu of a fractional share to which I am entitled in the names and to the address so indicated;

With respect to matters relating to my tender generally:

  (xv)
  the delivery and surrender of the shares (including shares of McDonald's common stock tendered herewith) that I have tendered is not effective, and the risk of loss of such shares does not pass to the Exchange Agent, until the Exchange Agent receives a duly completed and signed Letter of Transmittal or, in the case of shares delivered by book-entry transfer through DTC, an agent's message (as defined in Instruction 2 below) and a DTC Confirmation, in either case together with all accompanying evidences of authority in form satisfactory to you and any other required documents;

  (xvi)
  no tender of shares of McDonald's common stock is valid until all defects and irregularities in such tenders have been cured or waived;

  (xvii)
  none of McDonald's, the Exchange Agent, the Information Agent, the dealer manager or any other person, nor any of their directors or officers, is under any duty to give notification of any defects or irregularities in the tender of any shares of McDonald's common stock or will incur any liability for failure to give any such notification;

  (xviii)
  a tender of shares of McDonald's common stock made pursuant to any method of delivery as described in the Prospectus—Offer to Exchange, together with your acceptance for exchange of such shares pursuant to the procedures described in the Prospectus—Offer to Exchange under "The Exchange Offer—Procedures for Tendering Shares of McDonald's Common Stock" and in the Instructions hereto, will constitute a binding agreement between us upon the terms and subject to the conditions of the exchange offer; and

  (xix)
  all questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares will be determined by McDonald's in its sole discretion and such determination shall be final and binding.

  SIGNATURE PAGE
  IMPORTANT—SIGN HERE

              This Letter of Transmittal must be signed by the registered holder(s) of the shares of McDonald's common stock tendered as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal.

              If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

  (Please Print or Type)

Name(s):
Signature(s):
Capacity (full title):
Address (including Zip Code):
Area Code and Telephone Number:
Tax Identification or Social Security No.:
Dated:	, 2006

        You will not be required to provide a signature guarantee below if:

  (i)
  you are the registered holder or holders of the shares of McDonald's common stock in certificate, Direct Registration Share or MCDirect Share form being tendered with this Letter of Transmittal, you signed this Letter of Transmittal and have not completed the appropriate instructions under "Special Issuance and Delivery Instructions" below, or

  (ii)
  you are tendering shares of McDonald's common stock for the account of a firm which is a member in good standing of the Securities Transfer Agents Medallion Program (STAMP) or by any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Exchange Act (each of the foregoing, an "Eligible Institution").

Otherwise, your signature(s) must be Medallion guaranteed by an Eligible Institution. See Instruction 1.

  GUARANTEE OF SIGNATURE(S)
  For use by Eligible Institutions only. Place Medallion guarantee in space below.
  (See Instructions 1 and 8)
  (Please Print or Type)

Name of Firm:
Name:
Authorized Signature:
Address (including Zip Code):
Area Code and Telephone Number:
Dated:	, 2006

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

        IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE IN THE EXCHANGE OFFER, THE EXCHANGE AGENT MUST RECEIVE, ON OR BEFORE THE EXPIRATION DATE, (I) THIS LETTER OF TRANSMITTAL OR, IN THE CASE OF SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT'S MESSAGE AND A DTC CONFIRMATION; (II) EITHER (A) THE SHARE CERTIFICATES OR UNCERTIFICATED SHARES YOU ARE TENDERING, OR A DTC CONFIRMATION, AS THE CASE MAY BE, OR (B) A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF GUARANTEED DELIVERY; AND (III) ANY OTHER REQUIRED DOCUMENTS.

        1.    Signature Guarantees.    You will not be required to provide a signature guarantee if:

  (i)
  you are the registered holder or holders of the shares of McDonald's common stock in certificate, Direct Registration Share or MCDirect Share form being tendered with this Letter of Transmittal, you signed this Letter of Transmittal and you have not completed the appropriate instructions under "Special Issuance and Delivery Instructions" in this Letter of Transmittal; or

  (ii)
  you are tendering shares of McDonald's common stock for the account of an Eligible Institution (as defined above).

Otherwise, your signature(s) must be Medallion guaranteed by an Eligible Institution. Holders of McDonald's common stock may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signature on such documents may also need to be guaranteed. See Instruction 7.

        2.    Delivery of Letter of Transmittal and Certificates or Book-Entry Confirmations.    This Letter of Transmittal shall be used (i) if you are tendering certificated shares and share certificates are forwarded with this letter or pursuant to a Notice of Guaranteed Delivery; (ii) if Direct Registration Shares registered in your name are to be tendered; or (iii) if you are tendering MCDirect Shares held directly or indirectly by McDonald's transfer agent in a MCDirect Shares account. In each of those cases, you must return an original executed copy of this Letter of Transmittal. Signed facsimiles may not be used in lieu of the original. However, as more fully described in Instruction 3 below, you may use a facsimile transmission to tender shares via a Notice of Guaranteed Delivery.

        Please do not send any share certificates, Letters of Transmittal or other documents directly to McDonald's. The Exchange Agent must receive, on or before the expiration date at its address set forth herein (and subject to the possibility of delivering a Notice of Guaranteed Delivery):

  (i)
  (a) share certificates representing all physically tendered shares of McDonald's common stock; (b) proper instructions relating to the delivery of any Direct Registration Shares and MCDirect Shares to be tendered; and/or (c) in the case of shares delivered by book-entry transfer through DTC, a DTC Confirmation;

  (ii)
  this Letter of Transmittal, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent's message (as defined below) and a DTC Confirmation; and

  (iii)
  any other required documents (whether required by this Letter of Transmittal or otherwise).

        A properly completed and duly executed Letter of Transmittal must accompany each delivery of shares to the Exchange Agent (whether such shares are certificated or uncertificated), except in the case of shares delivered by book-entry transfer through DTC.

        THE METHOD USED TO DELIVER THE SHARES OF McDONALD'S COMMON STOCK, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. DELIVERY OF ALL SUCH DOCUMENTS IS NOT EFFECTIVE AND RISK OF LOSS OF THE SHARES DOES NOT PASS TO THE EXCHANGE AGENT UNTIL THE EXCHANGE AGENT RECEIVES SUCH DOCUMENTS (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT'S MESSAGE AND A DTC CONFIRMATION). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

        No alternative, conditional or contingent tenders will be accepted. All tendering shareholders, by executing this Letter of Transmittal or causing an agent's message and a DTC Confirmation to be delivered, waive any right to receive any notice of the acceptance of their shares of McDonald's common stock for exchange.

        All questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of a tender of shares of McDonald's common stock will be determined by McDonald's in its sole discretion, and that determination shall be final and binding. McDonald's may delegate such power in whole or in part to the Exchange Agent. A valid tender will not be deemed to have been made until all irregularities have been cured or waived, but McDonald's reserves the right to waive any irregularities or defects in the tender of any shares of McDonald's common stock. McDonald's and the Exchange Agent expect to make reasonable efforts to notify any person of any defect in any Letter of Transmittal submitted to the Exchange Agent, but shall not incur any liability for failure to give any such notice. See Instruction 14.

        If you hold McDonald's common stock through a broker, dealer, commercial bank, trust company or similar institution, you should not use this Letter of Transmittal to direct the tender of your shares, but instead should follow the instructions sent to you by that institution. That institution must notify DTC and cause it to transfer the shares into the Exchange Agent's account in accordance with DTC procedures. That institution must also ensure that the Exchange Agent receives a DTC Confirmation and an agent's message from DTC confirming the book-entry transfer of your shares of McDonald's common stock. The term "agent's message" means a message, transmitted by DTC to, and received by, the Exchange Agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares that are the subject of the accompanying DTC Confirmation that (i) such participant has received and agrees to be bound by the terms of this Letter of Transmittal; and (ii) McDonald's may enforce such agreement against the participant.

        3.    Notice of Guaranteed Delivery.    Shareholders (i) whose share certificates are not immediately available; (ii) who cannot deliver shares or other required documents to the Exchange Agent on or before the expiration date; or (iii) who cannot comply with the procedures for book-entry transfer on a timely basis, may still tender their shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure described in the Prospectus—Offer to Exchange under "The Exchange Offer—Procedures for Tendering." Those procedures require that:

  (i)
  such tender must be made by or through an Eligible Institution;

  (ii)
  on or before the expiration date, the Exchange Agent must receive a properly completed and duly executed Notice of Guaranteed Delivery (substantially in the form provided by McDonald's); and

  (iii)
  within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, the Exchange Agent must receive (a) share certificate(s) representing all tendered shares of McDonald's common stock, in proper form for transfer (or, with respect to shares tendered through DTC, a DTC Confirmation); (b) a Letter of Transmittal properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent's message and a DTC Confirmation; and (c) any other required documents (whether required by this Letter of Transmittal or otherwise).

        Registered shareholders (including any participant in DTC whose name appears on a security position listing as the owner of shares of McDonald's common stock), may transmit the Notice of Guaranteed Delivery by facsimile transmission or mail it to the Exchange Agent. If you hold McDonald's common stock through a broker, dealer, commercial bank, trust company or similar institution, that institution must submit any Notice of Guaranteed Delivery on your behalf. You must, in all cases, include a Medallion guarantee by an Eligible Institution in the form set forth in that notice.

        4.    Partial Tenders (Applicable Only to Persons Tendering Certificated Shares).    If you are tendering fewer than all the shares of McDonald's common stock evidenced by any share certificate you deliver to the Exchange Agent, you must fill in the number of shares that you are tendering in the box entitled "Number of Shares Tendered" under the heading "Certificated Shares" in the table on the first page of this Letter of Transmittal. In such cases, as soon as practicable after the expiration date, the Exchange Agent will credit the remainder of the shares of McDonald's common stock that were evidenced by the certificate(s) but not tendered, to a Direct Registration Share account in the name of the registered holder(s) maintained by the McDonald's transfer agent, unless otherwise provided below in "Special Issuance and Delivery Instructions." Unless you indicated otherwise, all of the shares of McDonald's common stock represented by share certificates delivered to the Exchange Agent will be deemed to have been tendered. No share certificates are expected to be delivered to you, including in respect of any shares delivered to the Exchange Agent that were previously in certificated form.

        5.    Inadequate Space.    If the space provided in this Letter of Transmittal is inadequate, the certificate numbers and/or the number of shares of McDonald's common stock and any other required information should be listed on a separate schedule and attached to this Letter of Transmittal. Each page of such schedule should be separately signed in the same manner as this Letter of Transmittal is signed.

        6.    Odd-Lot Shares.    Shareholders who directly or beneficially own less than 100 shares of McDonald's common stock ("Odd-Lot Shares") who wish to tender all of their shares of McDonald's common stock should check the box entitled "Odd-Lot Shares" on this Letter of Transmittal. Shareholders who beneficially own Odd-Lot Shares who wish to tender all of their shares will receive preferential treatment if this exchange offer is oversubscribed, in that all such shares of McDonald's common stock tendered will be accepted for exchange and will not be subject to proration. If Odd-Lot Shares are held by a broker or similar institution for a shareholder's account, that shareholder should contact such entity, so that it can request such preferential treatment on behalf of that shareholder.

        7.    Signatures on Letter of Transmittal; Stock Powers and Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the shares specified herein and transmitted herewith, no endorsements of share certificates or separate stock powers are required, unless shares or cash are to be delivered to another person pursuant to instructions specified below in "Special Issuance and Delivery Instructions," in which case signatures on such share certificates or stock powers must be Medallion guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered holder(s) of the share(s) listed, the share certificate(s) must be endorsed or accompanied by the appropriate stock powers, in either case, signed exactly as the name or names of the registered owner(s) or holder(s) appear(s) on the share certificate(s). Signatures on such share certificates or stock powers must be guaranteed by an Eligible Institution. If:

  (i)
  this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, that (those) signature(s) must correspond with the name(s) as written on the face of the share certificate(s) without alteration, enlargement or any other change whatsoever;

  (ii)
  this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and submit to the Exchange Agent proper evidence satisfactory to McDonald's of their authority to act in that capacity (including a power of attorney, a letter of testamentary or a letter of appointment);

  (iii)
  any of the tendered shares are owned of record by two or more joint owners, each of those owners must sign this Letter of Transmittal; and

  (iv)
  any of the tendered shares are registered in the names of different holder(s) (for example, if you hold shares directly and a trust or other entity is the registered holder of additional shares you beneficially own), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such shares of McDonald's common stock.

        8.    Special Issuance and Delivery Instructions.    If (i) a check or shares of Chipotle class B common stock are to be issued in the name of, and/or shares not tendered or not accepted for exchange are to be issued or returned to, a person other than the signer(s) of this Letter of Transmittal; or (ii) a check is to be mailed to a person other than the signer(s) of this Letter of Transmittal or to an address other than that shown in the box on the first page of this Letter of Transmittal, then the appropriate instructions below under "Special Issuance and Delivery Instructions" on this Letter of Transmittal should be completed. If no such instructions are given, all such shares issued, not tendered or not accepted in the exchange offer will be credited in book-entry form in a book-entry share account, in the name of the registered holder maintained by Chipotle's or McDonald's transfer agent, as applicable.

        9.    Requests for Assistance or Additional Copies.    You may direct any questions or requests for assistance to the Information Agent at its telephone number and address set forth below, or to your broker, dealer, commercial bank or trust company. You may obtain additional copies of the Prospectus–Offer to Exchange, this Letter of Transmittal, the Notice of Guaranteed Delivery, the form of Notice of Withdrawal and other exchange offer materials from the Information Agent at McDonald's expense. You may also obtain additional copies of the Prospectus–Offer to Exchange, this Letter of Transmittal, the Notice of Guaranteed Delivery and the form of Notice of Withdrawal from a web page maintained by McDonald's at www.chipotleexchange.com.

        10.    Backup Withholding.    In order to avoid U.S. federal "backup withholding" at a rate of 28 percent with respect to cash received in exchange for fractional shares pursuant to the exchange offer, a shareholder submitting shares of McDonald's common stock must (i) provide the Exchange Agent with a properly completed Form W-9, and sign such form under penalties of perjury; (ii) provide the Exchange Agent with a properly completed Form W-8BEN or other Form W-8, and sign such form under penalties of perjury; or (iii) otherwise establish an exemption. Form W-9, Form W-8BEN and other Forms W-8 are available from the Exchange Agent or from the Internal Revenue Service web site, at http://www.irs.ustreas.gov. Please see "Important U.S. Federal Tax Information" below.

        11.    Lost, Stolen, Mutilated or Destroyed Certificates.    If any certificate(s) representing your shares of McDonald's common stock have been lost, stolen, mutilated or destroyed and you wish to tender those shares, you will need to provide the information required under the section entitled "Lost, Stolen, Destroyed or Mutilated Certificates" below. You will also need to pay a blanket bond for such lost shares of McDonald's common stock equal to 3% of the total market value of such shares. Upon receipt of the completed Letter of Transmittal (appropriately notarized) with such required information and the surety bond payment, your McDonald's common stock will be included in the exchange offer, subject to McDonald's acceptance of such tender for exchange. See "Lost, Stolen, Mutilated or Destroyed Certificates" below.

        12.    Withdrawal.    In order to withdraw your shares, you (or, if you hold your shares through a broker, dealer, commercial bank, trust company or similar institution, that institution on your behalf) must provide a written notice of withdrawal or facsimile transmission notice of withdrawal to the Exchange Agent at its address set forth on the back cover of the Prospectus—Offer to Exchange. That notice must include your name, address, social security number, the certificate number(s) (if applicable) and the number of shares of McDonald's common stock to be withdrawn, and, if it is different from that of the person who tendered those shares, the name of the registered holder (which may be the institution through which you hold your shares, if applicable). McDonald's has provided to registered holders a form of Notice of Withdrawal, which you may use to withdraw your shares. You may obtain additional forms of Notices of Withdrawal from the Information Agent.

        If you hold your shares through a broker, dealer, commercial bank, trust company or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal or facsimile notice of withdrawal to the Exchange Agent on your behalf before 12:00 midnight, New York City time, on the expiration date. If you hold your shares through such an institution, that institution must deliver the notice of withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered shareholder, you will not be able to provide a notice of withdrawal for such shares directly to the Exchange Agent.

        13.    Waiver of Conditions.    McDonald's reserves the absolute right in its sole discretion to waive any of the specified conditions, in whole or in part, to this exchange offer at any time, other than the conditions relating to the absence of an injunction and the effectiveness of the registration statement for the Chipotle class B common stock to be distributed in this exchange offer.

        14.    Irregularities.    McDonald's reserves the absolute right to reject any and all tenders of shares of McDonald's common stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. McDonald's also reserves the absolute right to waive any defect or irregularity in the tender of any shares of McDonald's common stock.

        No tender of shares of McDonald's common stock will be valid and deemed to be properly made until all defects and irregularities in tenders of such shares have been cured or waived. None of McDonald's, the dealer manager, the Exchange Agent, the Information Agent or any other person is or will be under any duty to give notice of any defects or irregularities in the tender of McDonald's common stock and none of them will incur any liability for failure to give any such notice.

        McDonald's will make all determinations regarding the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of McDonald's common stock in its sole discretion, and its determinations shall be final and binding. McDonald's interpretations of the terms and conditions of this exchange offer, including this Letter of Transmittal and the Instructions, shall be final and binding.

IMPORTANT U.S. FEDERAL TAX INFORMATION

        For the purpose of this summary, a "U.S. holder" is a holder of McDonald's common stock that is an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or an estate or trust that is subject to U.S. federal income tax on its income regardless of its source. A "non-U.S. holder" is a holder of McDonald's common stock who is not a U.S. holder.

        Under U.S. federal income tax laws, we are generally required to report any cash payment made to a holder of shares of McDonald's common stock surrendered in the exchange offer to the holder and to the United States Internal Revenue Service ("IRS") and we may be required to "backup withhold" 28 percent of any such payment. To avoid such backup withholding, a U.S. holder whose shares of McDonald's common stock are submitted herewith should provide the Exchange Agent a properly completed Form W-9, which is available from the Exchange Agent or from the IRS web site, at http://www.irs.ustreas.gov, signed under penalties of perjury, including such shareholder's current Taxpayer Identification Number ("TIN") and other certifications. If the shares of McDonald's common stock are in more than one name or are not in the name of the actual owner, please consult the instructions to the Form W-9 for additional guidance on which number to report. If the holder does not have a TIN, the holder should write "Applied For" in the space provided for the TIN. In such case, the Exchange Agent will retain 28 percent of all payments made to the holder, until such holder provides a TIN to the Exchange Agent. If the holder does not provide the Exchange Agent with a certified TIN within 60 days, the Exchange Agent will remit such retained amounts to the IRS as backup withholding.

        Certain holders (including, among others, corporations and non-U.S. holders) are exempt from these backup withholding and reporting requirements. Exempt persons who are not non-U.S. holders are not subject to backup withholding and should indicate their exempt status on Form W-9 by entering their correct TIN, marking the appropriate box and signing and dating the Form W-9 in the space provided.

        A non-U.S. holder should provide to the Exchange Agent the appropriate version of Form W-8, properly completed, including certification of such individual's foreign status, and signed under penalty of perjury. Form W-8BEN is the version of Form W-8 most likely to apply to foreign persons claiming exemption from backup withholding. Non-U.S. persons should carefully read the instructions to Form W-8BEN and, if applicable, complete the required information, sign and date the Form W-8BEN and return the form to the Exchange Agent with the completed Letter of Transmittal. In certain cases, Form W-8BEN may not be the proper IRS form to be completed and returned, depending on the status of the foreign person claiming exemption from backup withholding. Form W-8BEN and other Forms W-8 are available from the Exchange Agent or from the IRS web site, at http://www.irs.ustreas.gov.

        If the Exchange Agent is not provided with a properly completed Form W-9 or Form W-8BEN or other Form W-8, the Exchange Agent may be required to withhold 28 percent of any cash payment made to the holder with respect to the McDonald's common stock submitted in connection with the exchange offer as backup withholding. Backup withholding is not an additional tax. Rather, the tax liability of a person subject to backup withholding may be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund from the IRS may be obtained.

        Please consult your accountant or tax advisor for further guidance regarding the completion of Form W-9, Form W-8BEN, or another version of Form W-8 to claim exemption from backup withholding, or contact the Exchange Agent.

SPECIAL ISSUANCE AND DELIVERY INSTRUCTIONS

(If such section is completed, please also provide the Medallion guarantee on the signature page)

SPECIAL ISSUANCE INSTRUCTIONS FOR SHARES AND CASH
(See Instructions 1, 7 and 8)

To be completed ONLY if shares of McDonald's common stock not tendered or not accepted for exchange and/or shares of Chipotle class B common stock and a check for cash in lieu of fractional shares of Chipotle class B common stock to be distributed in this exchange offer, as the case may be, are to be credited in the name of someone other than the registered holder(s) listed on this Letter of Transmittal. All such shares shall be delivered in book-entry form to the account of the person specified below, and no share certificates are expected to be delivered to such persons.
Distribute shares and check to:
Name:	(Please Print)
Address:	(Include Zip Code)
Tax Identification or Social Security No.:

SPECIAL DELIVERY INSTRUCTIONS FOR CASH
(See Instructions 1, 7 and 8)

To be completed ONLY if a check for cash in lieu of fractional shares of Chipotle class B common stock payable in this exchange offer, if applicable, is to be sent to someone other than the registered holder(s) listed on this Letter of Transmittal or to such persons at an address other than that listed on this Letter of Transmittal.
Mail check to:
Name:	(Please Print)
Address:	(Include Zip Code)

LOST, STOLEN, MUTILATED OR DESTROYED CERTIFICATES

  ☐
  Check this box if the certificate(s) that represent your shares of McDonald's common stock that are being tendered hereby have been lost, mutilated, stolen or destroyed. See Instruction 11.

        By checking the lost certificate(s) box and signing on this form, I (we) certify that (a) I (we) am (are) the lawful owner(s) (the "Owner") of the shares described on the front of this form; (b) I (we) reside at the address set forth on the front of this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) (the "Lost Securities"); (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner's rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged or disposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to the Owner, in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities For Computershare Accounts for the purpose of inducing the issuance of new or replacement securities ("Replacement Securities"), in book-entry form, in lieu of the said Lost Securities, or the distribution to the Owner of securities to be exchanged therefor; (h) I (we) agree that this Affidavit of Lost Securities For Computershare Accounts may be delivered to and made part of this SAFECO Bond No. 5926165.

        In consideration for the issuance of (1) such Replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the securities to be exchanged therefor, and (2) the assumption by SAFECO of liability therefor under the Safeco blanket bond, the Owner, his/her/its/their heirs, successors and assigns agree to indemnify, protect and save harmless SAFECO, Computershare Trust Company, N.A., Computershare Shareholder Services, Inc. and McDonald's, jointly and severally, and their respective agents, representatives, successors, and assigns from and against all losses, costs and damages to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner's requested action herein (or any other action arising out of or relating to the Replacement or Lost Securities), or SAFECO's assumption of liability under its blanket bond described above.

LOST CERTIFICATE BOND PREMIUM CALCULATION:

Shares lost	×	$1.10 Bond Premium	=	$ Total Premium Due (MINIMUM $20.00)	+	$50.00 Processing Fee	=	$ Total Check Amount (MINIMUM $70.00)

        Multiply the number of shares lost by the SAFECO bond premium noted above to calculate the premium you owe. If you have Lost Securities representing 18 or fewer shares, there is a minimum premium of $20.00. The premium is only valid until March 6, 2007. There is also a processing fee of $50.00. If you have Lost Securities valued at $50,000 or more, or if the Lost Securities are part of an estate or trust, please call Computershare for additional instructions. PLEASE MAKE YOUR CHECK PAYABLE TO "COMPUTERSHARE" FOR THE TOTAL AMOUNT (TOTAL BOND PREMIUM PLUS PROCESSING FEE) AND ENCLOSE WITH THIS AFFIDAVIT. Computershare will forward the bond premium to SAFECO. If you have lost certificate(s), we cannot complete your exchange without a blanket bond and having your signature(s) notarized. NOTE: This premium is calculated based upon each lost share, not per each lost certificate.

NOTARIZATION

State of	County of
Notary Signature
Printed name of Notary
Sworn to and subscribed to me this (date)	(month/day/year)
My commission expires (date)	(month/day/year) (Notary Seal)

The Information Agent for the exchange offer is:

17 State Street
New York, New York 10004
1-866-821-2614 (toll-free in the United States)

1-212-440-9800 (elsewhere)

The dealer manager for the exchange offer is:

QuickLinks

  Exhibit 99.1